Exhibit 10.2

SONUS PHARMACEUTICALS, INC.

SHORT-TERM INCENTIVE PROGRAM

PERFORMANCE AWARD

Notice is hereby given that Sonus Pharmaceuticals, Inc. (the “Company”) hereby agrees to grant you the following short-term incentive plan performance award under the Company’s Executive Compensation Program:

Corporate Goals and Objectives

Goal	Weight	% Achieved
1
2
3

Individual Goals and Objectives

Goal	Weight	% Achieved

Total Percentage Achieved:                   %

Total Performance Award:            $